                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 AUGUST 12, 1998
                  -------------------------------------------
                                 Date of Report
                        (Date of earliest event reported)



                                AMAZON.COM, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

             DELAWARE                           000-22513                          91-1646860
----------------------------------  ---------------------------------  ----------------------------------
   (State or Other Jurisdiction           (Commission File No.)                  (IRS Employer
        of Incorporation)                                                     Identification No.)

                  1516 SECOND AVENUE, SEATTLE, WASHINGTON 98101
--------------------------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)

                                 (206) 622-2335
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On August 12, 1998, pursuant to an Agreement and Plan of Merger dated as of August 3, 1998 (the "Junglee Merger Agreement"), by and among Amazon.com, Inc., a Delaware corporation ("Amazon.com"), Junglee Corp., a Delaware corporation ("Junglee") and AJ Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Amazon.com ("Junglee Merger Sub"), Amazon.com acquired all of the outstanding capital stock of Junglee and Junglee Merger Sub merged with and into Junglee, with Junglee as the surviving corporation (the "Junglee Merger").

         Junglee, founded in June 1996 and based in Sunnyvale, California, has developed World Wide Web-based virtual database technology to help consumers find products on the Internet.

         Amazon.com will issue approximately 1,600,000 shares of Amazon.com common stock, par value $.01 per share ("Amazon.com Common Stock"), and assume all outstanding options in connection with the acquisition of Junglee, pursuant to the formula set forth below.

         Pursuant to the terms of the Junglee Merger Agreement, at the effective time of the Junglee Merger, each issued and outstanding share of Junglee common stock, par value $.001 per share (the "Junglee Common Stock"), including each share of Junglee Common Stock issued upon conversion of each issued and outstanding share of Junglee Series A Preferred Stock, par value $.001 per share, Series B Preferred Stock, par value $.001 per share, and Series C Preferred Stock, par value $.001 per share (together with the Junglee Common Stock, the "Junglee Capital Stock"), other than shares of Junglee Capital Stock, if any, for which dissenters' rights have been or will be perfected in compliance with the applicable laws of the State of Delaware and the State of California, was converted into the right to receive that number of shares of Amazon.com Common Stock, determined by dividing (i) 1,891,568 by (ii) the total number of shares of Junglee Capital Stock outstanding immediately prior to the effective time on a fully diluted basis, assuming all outstanding options and warrants to purchase shares of Junglee Capital Stock have been validly exercised and issued prior to the effective time (the "Junglee Exchange Ratio").

         In addition, each option to purchase shares of Junglee Common Stock outstanding at the effective time of the Junglee Merger was assumed by Amazon.com and will be treated as an option to purchase that number of Amazon.com Common Shares equal to the product of the Junglee Exchange Ratio and the number of shares of Junglee Common Stock subject to such option. A warrant to purchase shares of

Junglee Capital Stock was assumed by Amazon.com and constitutes a warrant to acquire that number of shares of Amazon.com Common Stock equal to the product of the Junglee Exchange Ratio and the number of shares of Junglee Capital Stock subject to such warrant.

         The Junglee Merger will be accounted for under the purchase method of accounting.

         Pursuant to the Junglee Merger Agreement, Junglee and its stockholders have agreed to indemnify and hold Amazon.com and the surviving corporation harmless for any losses that may be suffered by Amazon.com or its affiliates arising out of or in connection with any inaccuracy in, or misrepresentation or breach of, any representation or warranty made by Junglee in the Junglee Merger Agreement and related agreements, or any failure by Junglee to perform its obligations under the Junglee Merger Agreement and related agreements. Approximately 190,000 of the shares of Amazon.com Common Stock issued in connection with the Junglee Merger will be deposited with an escrow agent to secure such indemnification obligations.

         Pursuant to an Investor Rights Agreement, dated as of August 12, 1998 (the "Junglee Investor Rights Agreement"), by and between Amazon.com and the stockholders of Junglee, Amazon.com has agreed to prepare and file with the Securities and Exchange Commission (the "SEC"), within 90 days of the effective time of the Junglee Merger, a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, covering the resale of the Amazon.com Common Shares issued in the Junglee Merger and to use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable thereafter.

         The Junglee Merger Agreement and the Junglee Investor Rights Agreement (together with the Junglee Merger Agreement, the "Junglee Agreements"), each of which was filed as an exhibit to Amazon's Current Report on Form 8-K dated August 3, 1998, are incorporated herein by reference. The descriptions of the Junglee Agreements herein do not purport to be complete and are qualified in their entirety by the provisions of the Junglee Agreements.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired

                           Audited Financial Statements:

                          (i) Report of Deloitte & Touche LLP, dated February 6, 1998.

                         (ii) Junglee Corp. Balance Sheets as of December 31, 1997 and 1996.

                        (iii) Junglee Corp. Statements of Operations for the year ended December 31, 1997 and period from June 3, 1996 (inception) to December 31, 1996.

                         (iv) Junglee Corp. Statements of Stockholders' Equity for the year ended December 31, 1997 and period from June 3, 1996 (inception) to December 31, 1996.

                          (v) Junglee Corp. Statements of Cash Flows for the year ended December 31, 1997 and period from June 3, 1996 (inception) to December 31, 1996.

                         (vi) Junglee Corp. Notes to Financial Statements for the year ended December 31, 1997 and period from June 3, 1996 (inception) to December 31, 1996.


                           Condensed Financial Statements (unaudited):

                          (i) Junglee Corp. Balance Sheet as of June 30, 1998 (unaudited) and December 31, 1997.

                         (ii) Junglee Corp. Statements of Operations for the six month periods ended June 30, 1998 and 1997 (unaudited).

                        (iii) Junglee Corp. Statements of Cash Flows for the six month periods ended June 30, 1998 and 1997 (unaudited).

                         (iv) Jungle Corp. Notes to Financial Statements for the six month periods ended June 30, 1998 and 1997 (unaudited).

         (b)      Pro Forma Financial Information

         The required pro forma financial information with respect to the Junglee Merger is not available as of the date of this Current Report on Form 8-K. The pro forma financial information will be filed as soon as practicable and not later than 60 days from the date on which this Form 8-K must be filed in accordance with paragraph 4 of Item 7(a) of Form 8-K.

         (c)      Exhibits

                     2.1             Agreement and Plan of Merger dated as of August 3 1998, by and among
                                     Amazon.com, Inc., AJ Acquisition, Inc. and Junglee Corp. (incorporated by reference from Amazon.com, Inc.'s Current Report on Form 8-K dated
                                     August 3, 1998).

                    23.1             Independent Auditors' Consent

                    99.1             Form of Investor Rights Agreement by and between Amazon.com, Inc. and the stockholders of Junglee Corp. named therein (incorporated by reference from Amazon.com, Inc.'s Current Report on Form 8-K dated
                                     August 3, 1998).

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
   Junglee Corp.:

We have audited the accompanying balance sheets of Junglee Corp. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 1997 and for the period from June 3, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Junglee Corp. at December 31, 1997 and 1996, and the results of its operations and its cash flows for the above-stated periods then ended in conformity with generally accepted accounting principles.



Deloitte & Touche LLP


San Jose, California
February 6, 1998

JUNGLEE CORP.

BALANCE SHEETS
DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

ASSETS                                                                             1997              1996
CURRENT ASSETS:
  Cash and equivalents                                                         $ 1,576,716       $ 2,415,200
  Short-term investments                                                                --           977,957
  Accounts receivable (net of allowance of $57,177)                                386,068                --
  Accounts receivable from related party                                           128,525                --
  Other current assets                                                              77,036            16,187
                                                                               -----------       -----------

           Total current assets                                                  2,168,345         3,409,344

PROPERTY AND EQUIPMENT, Net                                                        727,234           318,915

NOTE RECEIVABLE FROM OFFICER                                                       124,054                --

RESTRICTED CASH                                                                     60,000            60,000

OTHER ASSETS                                                                         6,605                --
                                                                               -----------       -----------

TOTAL                                                                          $ 3,086,238       $ 3,788,259
                                                                               ===========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                             $    90,949       $    77,756
  Accrued compensation and related benefits                                         93,385            29,376
  Other accrued liabilities                                                        254,439           110,835
  Deferred revenue                                                                 457,692                --
  Deferred revenue from related party                                                   --           100,000
  Current portion - line of credit                                                 200,000            17,769
                                                                               -----------       -----------

           Total current liabilities                                             1,096,465           335,736
                                                                               -----------       -----------

LINE OF CREDIT                                                                     179,310            48,866

STOCKHOLDERS' EQUITY:
  Convertible preferred stock, $.001 par value (liquidation preference of $6,382,067):
    Series A: 1,150,000 shares designated, issued and outstanding                  566,495           566,495
    Series B: 2,000,000 shares designated; shares issued and outstanding:
      1997, 1,943,666; 1996, 1,191,666                                           5,915,572         3,564,238
  Common stock, $.001 par value: 12,000,000 shares authorized;
    shares outstanding: 1997, 6,962,500; 1996, 6,825,000                           420,610            15,335
  Notes receivable from sale of common stock                                      (149,700)               --
  Accumulated deficit                                                           (4,942,514)         (742,411)
                                                                               -----------       -----------

           Total stockholders' equity                                            1,810,463         3,403,657
                                                                               -----------       -----------

TOTAL                                                                          $ 3,086,238       $ 3,788,259
                                                                               ===========       ===========



See notes to financial statements.

JUNGLEE CORP.

STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM
JUNE 3, 1996 (INCEPTION) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                    1997                1996
REVENUES  (Note 9):
  License                                       $   985,495         $        --
  Maintenance and other services                    230,860                  --
                                                -----------         -----------

           Total net revenues                     1,216,355                  --
                                                -----------         -----------

OPERATING EXPENSES:
  Cost of revenues                                  578,887                  --
  Research and development                        2,580,795             439,469
  Selling and marketing                           1,545,687              70,520
  General and administrative                        832,998             242,077
                                                -----------         -----------

LOSS FROM OPERATIONS                              4,322,012             752,066
                                                -----------         -----------

OTHER INCOME (EXPENSE):
  Interest income                                   156,436              19,367
  Interest expense                                  (30,998)                 --
  Other expense                                      (3,529)             (9,712)
                                                -----------         -----------

           Total other income - net                 121,909               9,655
                                                -----------         -----------

NET LOSS                                        $ 4,200,103         $   742,411
                                                ===========         ===========



See notes to financial statements.

JUNGLEE CORP.

STATEMENTS OF STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM
JUNE 3, 1996 (INCEPTION) TO DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                           CONVERTIBLE                  CONVERTIBLE
                                                  PREFERRED STOCK - SERIES A    PREFERRED STOCK - SERIES B    COMMON STOCK
                                                  --------------------------    ---------------------------   ------------
                                                     SHARES        AMOUNT         SHARES          AMOUNT         SHARES
                                                  -----------    -----------    -----------     -----------   ------------
Issuance of common stock for cash to founders
  at $.001 per share in June 1996                          --    $        --             --     $        --      6,435,000
Issuance of Series A preferred stock for cash at
  $0.50 per share, net of issuance costs
  in July 1996                                      1,150,000    $   566,495             --              --             --
Issuance of common stock upon exercise
  of options for cash at $.01 per share
  in October 1996                                          --             --             --              --        390,000
Grant of 60,000 options for consulting services
  in November 1996 (see Note 5)                            --             --             --              --             --
Issuance of Series B preferred stock for cash at
  $3.00 per share, net of issuance costs:
  In November 1996                                         --             --        833,333       2,492,474             --
  In December 1996                                         --             --        358,333       1,071,764             --
Net loss                                                   --             --             --              --             --
                                                  -----------    -----------    -----------     -----------    -----------

BALANCES, December 31, 1996                         1,150,000        566,495      1,191,666       3,564,238      6,825,000

Grant of option to purchase 750,000 shares of
  Series B preferred stock at $3.00 per share in
  January 1997 (see Note 9)                                --             --             --         100,000             --
Issuance of common stock for cash:
  In March 1997 at $0.30 per share                         --             --             --              --        750,000
  In November 1997 at $0.50 per share                      --             --             --              --         62,500
Repurchase of founder common stock at $.001
  per share in July 1997                                   --             --             --              --       (975,000)
Issuance of common stock for cash and notes in
  November 1997 at $0.50 per share                                                                                 300,000
Issuance of Series B preferred stock for cash at
  $3.00 per share, net of issuance costs:
  In June 1997                                             --             --        750,000       2,245,346             --
  In November 1997                                         --             --          2,000           5,988             --
Net loss                                                   --             --             --              --             --
                                                  -----------    -----------    -----------     -----------    -----------

BALANCES, December 31, 1997                         1,150,000    $   566,495      1,943,666     $ 5,915,572      6,962,500
                                                  ===========    ===========    ===========     ===========    ===========


                                                                       NOTE
                                                    COMMON STOCK    RECEIVABLE
                                                    ------------   FROM SALE OF     ACCUMULATED
                                                       AMOUNT      COMMON STOCK       DEFICIT           TOTAL
                                                    ------------    -----------     -----------     -----------
Issuance of common stock for cash to founders
  at $.001 per share in June 1996                   $     6,435     $        --     $        --     $     6,435
Issuance of Series A preferred stock for cash at
  $0.50 per share, net of issuance costs
  in July 1996                                               --              --              --         566,495
Issuance of common stock upon exercise
  of options for cash at $.01 per share
  in October 1996                                         3,900              --              --           3,900
Grant of 60,000 options for consulting services
  in November 1996 (see Note 5)                           5,000              --              --           5,000
Issuance of Series B preferred stock for cash at
  $3.00 per share, net of issuance costs:
  In November 1996                                           --              --              --       2,492,474
  In December 1996                                           --              --              --       1,071,764
Net loss                                                     --              --        (742,411)       (742,411)
                                                    -----------     -----------     -----------     -----------

BALANCES, December 31, 1996                              15,335              --        (742,411)      3,403,657

Grant of option to purchase 750,000 shares of
  Series B preferred stock at $3.00 per share in
  January 1997 (see Note 9)                                  --              --              --         100,000
Issuance of common stock for cash:
  In March 1997 at $0.30 per share                      225,000              --              --         225,000
  In November 1997 at $0.50 per share                    31,250              --              --          31,250
Repurchase of founder common stock at $.001
  per share in July 1997                                   (975)             --              --            (975)
Issuance of common stock for cash and notes in
  November 1997 at $0.50 per share                      150,000        (149,700)                            300
Issuance of Series B preferred stock for cash at
  $3.00 per share, net of issuance costs:
  In June 1997                                               --              --              --       2,245,346
  In November 1997                                           --              --              --           5,988
Net loss                                                     --              --      (4,200,103)     (4,200,103)
                                                    -----------     -----------     -----------     -----------

BALANCES, December 31, 1997                         $   420,610     $  (149,700)    $(4,942,514)    $ 1,810,463
                                                    ===========     ===========     ===========     ===========


See notes to financial statements.

JUNGLEE CORP.

STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM JUNE 3, 1996 (INCEPTION)
TO DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                                                        1997              1996
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          $(4,200,103)      $  (742,411)
  Reconciliation of net loss to net cash used in operating
    activities:
      Depreciation                                                      213,084            16,997
      Compensation expense related to grant of options                  100,000             5,000
      Changes in operating assets and liabilities:
        Accounts receivable                                            (386,068)               --
        Accounts receivable from related party                         (128,525)               --
        Other current assets                                            (60,849)          (16,187)
        Accounts payable                                                 13,193            77,756
        Accrued compensation and related benefits                        64,009            29,376
        Other accrued liabilities                                       143,604           110,835
        Deferred revenue                                                457,692                --
        Deferred revenue from related party                            (100,000)          100,000
                                                                    -----------       -----------

           Net cash used in operating activities                     (3,883,963)         (418,634)
                                                                    -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                                  (621,403)         (335,912)
  Purchases of short-term investments                                  (982,489)         (977,957)
  Proceeds from maturity of short-term investments                    1,960,446                --
                                                                    -----------       -----------

           Net cash provided by (used in) investing activities          356,554        (1,313,869)
                                                                    -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Note receivable from officer                                         (135,000)               --
  Collection on note receivable from officer                             10,946                --
  Proceeds from borrowings                                              433,365            66,635
  Repayments of borrowings                                             (120,690)               --
  Sale of Series A preferred stock, net of issuance costs                    --           566,495
  Sale of Series B preferred stock, net of issuance costs             2,251,334         3,564,238
  Sale of common stock                                                  255,575            10,335
  Other assets                                                           (6,605)          (60,000)
                                                                    -----------       -----------

           Net cash provided by financing activities                  2,688,925         4,147,703
                                                                    -----------       -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   (838,484)        2,415,200

CASH AND EQUIVALENTS, Beginning of period                             2,415,200                --
                                                                    -----------       -----------

CASH AND EQUIVALENTS, End of period                                 $ 1,576,716       $ 2,415,200
                                                                    ===========       ===========

NONCASH INVESTING AND FINANCING ACTIVITIES -
  Common stock issued for notes receivable                          $   149,700       $        --
                                                                    ===========       ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION -
    Cash paid for interest                                          $    30,998       $        --
                                                                    ===========       ===========


See notes to financial statements.

JUNGLEE CORP.

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1997 AND PERIOD FROM JUNE 3, 1996 (INCEPTION)
TO DECEMBER 31, 1996
--------------------------------------------------------------------------------


1.    ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

      ORGANIZATION - Junglee Corp. was incorporated in Delaware on June 3, 1996 to develop and market software to enable database query capability on multiple disparate data sources. The Company's software has applicability to the internet, intranet and other enterprise computing environments. The Company was considered a development stage company until the first quarter of 1997 when it began generating operating revenues.

      CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Such estimates include the estimated useful life of property and equipment and certain accrued liabilities. Actual results could differ from those estimates.

      The Company participates in a dynamic high technology industry, and management believes that changes in any of the following areas, among others, could have a material adverse affect on the Company's future financial position or results of operations: ability to obtain additional financing; market demand for products under development by the Company; increased competition; and the ability to attract and retain employees necessary to support its growth.

      CASH AND EQUIVALENTS consists of highly liquid debt investments with original maturities of 90 days or less.

      SHORT-TERM INVESTMENTS - The Company's short-term investments consist of corporate debt securities with original maturities of more than three months and less than one year. All of the Company's investments are classified as available-for-sale, and are stated at amortized cost (specific identification basis), which approximates fair market value. There were no realized gains or losses in 1997 or 1996.

      PROPERTY AND EQUIPMENT are stated at cost. Depreciation is provided using the straight-line method over estimated useful lives of three to five years.

      SOFTWARE DEVELOPMENT COSTS - The costs for the development of new software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with Statement of Financial Accounting Standards No. 86. Because the Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility, no costs have been capitalized to date.

      REVENUE RECOGNITION - Revenue from software licenses is recognized upon shipment only if no significant vendor obligations remain and collection of resulting receivables is deemed probable. Maintenance contracts generally require the Company to provide technical support and software updates to customers. Maintenance contract revenue is recognized ratably over the term of the maintenance contract. Training and consulting revenue is recognized as the work is performed. Royalty revenues are earned and recognized in the period reported by the customers or when cash is received.

      DEFERRED REVENUE represents payments received from customers for future services to be performed.

      STOCK-BASED COMPENSATION - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for Stock Issued to Employees."

      INCOME TAXES - Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities and net operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance to amounts expected to be realized.

      RECENTLY ISSUED ACCOUNTING STANDARDS - In October 1997, Statement of Position 97-2, Software Revenue Recognition (SOP 97-2) was issued, which revises the accounting for recognizing revenue on software transactions. SOP 97-2 is effective for the Company beginning January 1, 1998. Management believes that the adoption of SOP 97-2 will not have a significant impact on the Company's financial statements.

2.    PROPERTY  AND  EQUIPMENT

      At December 31 property and equipment consist of:

                                                  1997             1996
      Computer equipment                       $ 681,679        $ 244,210
      Furniture and fixtures                      72,366           36,282
      Software                                   203,270           55,420
                                               ---------        ---------

                                                 957,315          335,912
      Less accumulated depreciation             (230,081)         (16,997)
                                               ---------        ---------

      Property and equipment, net              $ 727,234        $ 318,915
                                               =========        =========

3.    NOTE  RECEIVABLE  FROM  OFFICER

      Amount represents the balance of a $135,000 loan to an officer of the Company. The note bears interest at the rate of 7.25% per annum and is secured by a deed of trust encumbering certain real property in favor of the Company. The principal and any unpaid accrued interest is repayable on January 20, 2001.

4.    RESTRICTED  CASH

      Restricted cash consists of a $60,000 certificate of deposit with a bank which is collateral for leasing office space. The lease expires on November 30, 1999, at which time the funds become unrestricted.

5.    FINANCING  ARRANGEMENTS

      At December 31, 1997, the Company had a $500,000 bank line of credit. Borrowings under the line of credit are collateralized by equipment and bear interest at the bank's prime rate (8.5% at December 31, 1997) plus 1.0%. The agreement requires the Company to maintain certain financial covenants. The Company was in compliance with the covenants at December 31, 1997. There was $379,310 outstanding under the line of credit at December 31, 1997, which is repayable in the amounts of $200,000 in 1998 and $179,310 in 1999.

6.    STOCKHOLDERS'  EQUITY

      COMMON STOCK

      The Company issued common stock to officers and directors pursuant to a restricted stock purchase agreement. Under the agreement, one fourth of the shares shall be released from the Company's repurchase option after one year and then one-forty-eighth each month thereafter. In the event that the officers' status as an employee of the Company terminates or in the event the director ceases to serve as a director of the Company at any time during the vesting period for any reason, the Company has the option to repurchase, at the original purchase price, any unvested shares as of the date of termination. During 1997, 975,000 shares were repurchased pursuant to this agreement. In the event of a change in control of the Company and constructive termination, all of the unvested shares will be immediately released from the repurchase option. As of December 31, 1997, 4,010,133 shares of common stock issued to officers and directors are subject to this repurchase right.

      In November 1997, the Company also issued 300,000 shares of restricted stock at $.50 per share to consultants for services to be rendered. The consideration received consisted of $300 and a note receivable for $149,700. Payment of the note is secured by a security interest in the shares granted to the Company by the consultants. The note receivable bears interest at 6.24% per annum and is repayable in 2001. The shares are subject to a right of repurchase which lapses as the shares vest over an eighteen month period. As of December 31, 1997, all 300,000 shares of common stock are subject to this repurchase right.

      CONVERTIBLE PREFERRED STOCK

      During 1996, the Board of Directors authorized and designated 1,150,000 shares of Series A convertible preferred stock and 2,000,000 shares of Series B convertible preferred stock. In July 1996, the Company sold an aggregate of 1,150,000 shares of Series A convertible preferred stock, resulting in net proceeds of $566,495. In November and December of 1996, the Company sold an aggregate of 1,191,666 shares of Series B convertible preferred stock, resulting in net proceeds of $3,564,238. In June and November of 1997, the Company sold an aggregate of 752,000 shares of Series B convertible preferred stock, resulting in net proceeds of $2,251,334.

      Significant terms of the Series A and B convertible preferred stock are as follows:

         - Each share is convertible, at the option of the holder, into one share of common stock subject to adjustments for events of dilution and certain other events. Shares will automatically convert upon an underwritten public offering of the Company's common stock yielding proceeds in excess of $10,000,000 at a price of not less than $4.00 per share or upon the approval (by vote or written consent) of the holders of a majority of the outstanding shares of the preferred stock.

         - Holders of preferred stock are entitled to annual noncumulative dividends of $0.04 and $0.24 per share for the Series A and B preferred stock as declared by the Board of Directors before any dividend is declared on common stock.

         - In the event of liquidation, dissolution or winding up of the Company, the holders of the preferred stock are entitled to receive, prior to and in preference to any distribution to holders of common stock, an amount equal to the price at which the preferred was purchased from the Company plus any declared but unpaid dividends.

         - Each share has the same voting rights as the number of shares of common stock into which it is convertible. The preferred stockholders, voting as a Series, have the right to elect two out of six members of the Board of Directors.

         -  The preferred stockholders have certain registration rights.

      STOCK OPTION PLAN

      Under the Company's 1996 Employee Stock Option Plan (the Option Plan), the Company may grant options to purchase up to 2,275,000 shares of common stock to employees, directors and consultants at prices not less than the fair market value (as determined by the Board of Directors) at the date of grant for incentive stock options and not less than 85% of fair market value for nonstatutory stock options. These options generally vest over a four-year period and expire no more than ten years from the date of grant.

      A summary of stock option activity is as follows:


                                                                           WEIGHTED
                                                                           AVERAGE
                                                             NUMBER        EXERCISE
                                                            OF SHARES       PRICE
      Outstanding, June 3, 1996 (inception)                       --       $  --

      Granted (weighted average fair value of $0.04)         808,019        0.16
      Exercised                                             (390,000)       0.01
                                                           ---------

      Outstanding, December 31, 1996                         418,019        0.30

      Granted (weighted average fair value of $0.07)       1,395,273        0.44
      Canceled                                              (262,400)       0.50
                                                           ---------

      Outstanding, December 31, 1997                       1,550,892       $0.39
                                                           =========

      At December 31, 1997, 344,108 shares were available under the Option Plan for future grant.

      Additional information regarding options outstanding as of December 31, 1997 is as follows:

                                       OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
                                    -------------------------     -------------------------
                                     WEIGHTED
                                     AVERAGE        WEIGHTED                       WEIGHTED
     RANGE OF                        REMAINING      AVERAGE                        AVERAGE
     EXERCISE          NUMBER       CONTRACTUAL     EXERCISE        NUMBER         EXERCISE
      PRICES         OUTSTANDING     LIFE (YRS)      PRICE        EXERCISABLE       PRICE
      $0.30             845,292            9.0      $    0.30         92,017      $    0.30
       0.50             705,600            9.9           0.50             --             --
   -------------      ---------      ---------      ---------      ---------      ---------
   $0.30 - $0.50      1,550,892            9.4      $    0.39         92,017      $    0.30

      STOCK OPTIONS GRANTED OUTSIDE OF THE STOCK OPTION PLAN

      Options to purchase 390,000 shares of common stock at $0.01 per share were issued to certain Board members in 1996 outside of the 1996 Stock Option Plan and vest over four years from the date of grant. The options are immediately exercisable, but are subject to a right of repurchase by the Company at its original issuance price. The Company's right of repurchase lapses as the options vest. All such options were exercised in 1996.

      In addition, options to purchase 60,000 shares of common stock at $0.30 per share were issued to a nonemployee in November 1996 outside of the 1996 Stock Option Plan and vest immediately. Compensation expense related to the grant was $5,000 in 1996.

      ADDITIONAL STOCK PLAN INFORMATION

      Effective for 1996, the Company was required to adopt the disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). SFAS 123 defines a fair value method of accounting for stock-based compensation awards to employees. The Company has elected to continue to follow the provisions of Accounting Principals Board No. 25, "Accounting for Stock Issued to Employees," and its related interpretations; accordingly, no compensation expense has been recognized in the financial statements for employee stock arrangements issued at fair market value.

      SFAS 123 requires that the fair value of stock-based awards to employees be calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions: expected life, five years; stock volatility 0%; risk free interest rate, approximately 6%; and no dividend payments during the expected term. Forfeitures are recognized as they occur. If the computed fair value of the 1997 and 1996 awards had been amortized to expense over the vesting period of the awards, pro forma net loss would have been approximately $4,215,000 in 1997 and $744,000 in 1996.

      STOCK RESERVED FOR ISSUANCE

      At December 31, 1997, the Company had reserved shares of common stock for issuance as follows:


        Conversion of preferred stock                                           3,150,000
        Issuance under stock option plan                                        2,275,000
        Issuance of stock options granted outside of the stock option plan        450,000
                                                                                ---------
        Total                                                                   5,875,000
                                                                                =========


7.    FACILITIES  LEASE

      The Company leases its facilities under an operating lease that expires in 1999. Rent expense was $118,386 and $27,452 in fiscal 1997 and 1996, respectively. Future minimum lease payments for fiscal years 1998 and 1999 are $121,482 and $113,960, respectively.

8.    INCOME  TAXES

      No income taxes were provided in fiscal 1997 and 1996 due to the Company's net losses.

      At December 31, 1997, the Company has combined net operating loss carryforwards of approximately $4,900,000 available to offset future federal and state taxable income. Such federal and state carryforwards expire in 2011 and 2004, respectively.

      Research and development tax credit carryforwards of approximately $11,000 and $9,000 are available to offset future federal and California income taxes payable, respectively.

      At December 31, 1997, the net deferred tax assets generated by loss and credit carryforwards and temporary differences of approximately $2,000,000 have been fully reserved due to the uncertainty surrounding the realization of such benefits. The valuation reserve increased by approximately $1,300,000 during the year.

      The Tax Reform Act of 1986 and California Conformity Act of 1987 impose substantial restrictions on the utilization of net operating loss and tax credit carryforwards in the event of an "ownership change," as defined by the Internal Revenue Code. Any such ownership change could significantly limit the Company's ability to utilize its tax carryforwards.

9.    RELATED  PARTY  TRANSACTIONS

      During 1996, the Company signed a contract with a related company to develop and license a proprietary computer program. A Director of the Company is an officer of the related company. At December 31, 1996, payments in the amount of $100,000 from the related party were deferred as they related to future services to be performed.

      During 1997, $520,529 in total revenues were recognized for services performed for the related party of which $128,525 is outstanding at December 31, 1997. Also see Note 10 - Significant Customers.

      In January 1997, the Company sold 750,000 shares of its common stock for cash at $0.30 per share to the related party. The Company also granted the related party on option to purchase 750,000 shares of Series B preferred stock at an exercise price of $3.00 per share. The Company recorded an expense of $100,000 in 1997 for the fair value of this option. In June 1997, the related party exercised this option in its entirety.

      In addition to the above transactions, the Company has granted the related party the right to participate in certain future offerings of the Company's securities so as to maintain their proportional ownership interest in the Company on a fully diluted basis.

10.   SIGNIFICANT  CUSTOMERS

      Four customers accounted for 43%, 20%, 14% and 12% of revenues in 1997, respectively. Four customers accounted for 44%, 22%, 12% and 11% of accounts receivable at December 31, 1997, respectively.

11.   EMPLOYEE  BENEFIT  PLAN

      The Company has established a 401(k) tax-deferred savings plan. Employees meeting the eligibility requirements, as defined, may contribute specified percentages of their salaries. The Company has not contributed to the plan to date.

12.   SUBSEQUENT  EVENT

      In January 1998, the Company sold 932,500 shares of Series C convertible preferred stock at $5.00 per share for net proceeds of approximately $4,600,000.


                                    * * * * *

JUNGLEE CORP.
CONDENSED BALANCE SHEET
JUNE 30, 1998 AND DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                                   June 30, 1998         December 31, 1997

ASSETS                                                              (Unaudited)
CURRENT ASSETS:
   Cash and equivalents                                            $ 4,031,060           $1,576,716
   Accounts receivable, net                                            440,152              386,068
   Accounts receivable from related party                              160,975              128,525
   Other current assets                                                335,069               77,036
                                                                   -----------           ----------
               Total current assets                                  4,967,256            2,168,345

PROPERTY AND EQUIPMENT, net                                          1,001,923              727,234

NOTE RECEIVABLE FROM OFFICER                                           112,785              124,054

RESTRICTED CASH                                                         60,000               60,000

OTHER ASSETS                                                             7,967                6,605

                                                                   -----------           ----------
TOTAL                                                              $ 6,149,931           $3,086,238
                                                                   ===========           ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                $   465,157             $ 90,949
   Convertible unsecured promissory note                             2,004,278                   --
   Accrued compensation and related benefits                           136,581               93,385
   Other accrued liabilities                                           486,816              254,439
   Deferred revenue                                                    120,669              457,692
   Current portion - line of credit                                    200,000              200,000
                                                                   -----------           ----------
           Total current liabilities                                 3,413,501            1,096,465
                                                                   -----------           ----------

LINE OF CREDIT                                                          75,862              179,310

STOCKHOLDERS' EQUITY:
Convertible preferred stock, $.001 par value
    (liquidation preference of $ 11,508,113):
    Series A: 1,150,000 shares designated, issued and outstanding      566,495              566,495
    Series B: 2,000,000 shares designated: shares issued and         5,933,752            5,915,572
        outstanding: 1998, 1,949,726; 1997, 1,943,666
    Series C: 2,000,000 shares designated: shares issued and         5,023,616                   --
        outstanding: 1998, 1,016,787; 1997, none
Common Stock, $.001 par value: 15,000,000 shares authorized;           745,769              420,610
         shares outstanding: 1998, 7,419,657; 1997, 6,962,500
Notes receivable from sale of common Stock                            (149,700)            (149,700)
Deferred compensation                                                 (277,336)                  --
Accumulated deficit                                                 (9,182,028)          (4,942,514)
                                                                   -----------           ----------
            Total stockholders' equity                               2,660,568            1,810,463
                                                                   -----------           ----------
TOTAL                                                              $ 6,149,931           $3,086,238
                                                                   ===========           ==========



See notes to unaudited condensed financial statements.

JUNGLEE CORP.
CONDENSED STATEMENTS OF OPERATIONS
SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1997
--------------------------------------------------------------------------------

                                                   1998                 1997
                                                (Unaudited)         (Unaudited)
REVENUES:
    License                                     $   836,827         $   625,000
    Maintenance and other services                  561,377              53,376
                                                -----------         -----------
          Total net revenues                      1,398,204             678,376
                                                -----------         -----------

OPERATING EXPENSES:
    Cost of revenues                              1,295,600             322,852
    Research and development                        993,052           1,167,148
    Selling and marketing                         2,480,108             549,300
    General and administration                      944,201             283,924
                                                -----------         -----------

LOSS FROM OPERATIONS                             (4,314,757)         (1,644,848)
                                                -----------         -----------

OTHER INCOME (EXPENSE):
    Interest income                                  98,237              74,060
    Interest expense                                (20,499)             (9,746)
    Other expense                                    (2,495)             (1,147)
                                                -----------         -----------
           Total other income - net                  75,243              63,167
                                                -----------         -----------

NET LOSS                                        $(4,239,514)        $(1,581,681)
                                                ===========         ===========



See notes to unaudited condensed financial statements.

JUNGLEE CORP.
CONDENSED STATEMENTS OF CASHFLOWS
SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                  1998               1997
                                                               (UNAUDITED)       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                       $(4,239,514)      $(1,581,681)
Reconciliation of net loss to net cash used in
operating activities:
  Depreciation                                                     184,311            59,998
  Compensation expense related to grant of options                  25,164                --
  Changes in operating assets and liabilities:
     Accounts receivable                                           (54,084)         (203,500)
     Accounts receivable from related party
            and other current assets                              (290,483)         (126,552)
     Accounts payable                                              374,208           204,254
     Accrued compensation and other accrued liabilities            275,573           100,102
     Deferred revenue                                             (337,023)         (153,876)
                                                               ------------      ------------
        Net cash used in operations activities                  (4,061,848)       (1,701,255)
                                                               -----------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment                             (459,000)         (298,446)
  Proceeds from maturity of short-term investments                      --           486,651
  Other assets                                                       9,907          (201,452)
                                                               -----------       ------------
       Net cash used in investing activities                      (449,093)          (13,247)
                                                               -----------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from convertible promissory note                      2,004,278                --
  Proceeds from borrowings                                              --           416,124
  Repayment of borrowings                                         (103,448)               --
  Sale of Series B preferred stock, net of issuance costs           18,180         2,246,801
  Sale of Series C preferred stock, net of issuance costs        5,023,616                --
  Sale of common stock                                              22,659           225,000
                                                               -----------       -----------
        Net cash provided by financing activities                6,965,285         2,887,925
                                                               -----------       -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                        2,454,344         1,173,423

CASH AND EQUIVALENTS, Beginning of period                        1,576,716         2,415,200

                                                               ------------      ------------
CASH AND EQUIVALENTS, End of period                            $ 4,031,060       $ 3,588,623
                                                               ===========       ============



See notes to unaudited condensed financial statements.

JUNGLEE CORP.

NOTES TO CONDENSED FINANCIAL STATEMENTS
SIX MONTH PERIODS ENDED JUNE 30, 1998 AND 1997 (unaudited)
--------------------------------------------------------------------------------


1.       BASIS OF PRESENTATION:

         The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended June 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the consolidated financial statements for the year ended December 31, 1997 and the period from June 3, 1996 (inception) to December 31, 1996 and notes thereto included herein.


2.       CONVERTIBLE UNSECURED PROMISSORY NOTE:

         In June 1998, Junglee Corp. (the "Company") issued a convertible unsecured promissory note to a significant stockholder of the Company, in a principal amount of $2,000,000 bearing interest at the rate of 5.5% per annum, due in June 1999 (the "Note"). All principal and accrued interest under the Note is convertible at the option of the stockholder into shares of Conversion Stock at the price of the Conversion Stock. "Conversion Stock" is defined in the Note as the Company's most senior preferred stock purchased as part of the Qualified Financing, and if more than one series of preferred stock purchased as part of the Qualified Financing shares such seniority, then the particular series of preferred stock with the highest gross proceeds to the Company shall be the Conversion Stock. "Qualified Financing" is defined in the Note as the Company's sale, from and after the date of the Note, of preferred stock for cash capital and/or retirement of debt securities in one transaction or a series of related transactions.


3.       STOCKHOLDERS' EQUITY:

         During the first six months of 1998, the Company sold 1,016,787 shares of Series C convertible preferred stock at $5.00 per share for net proceeds of approximately $5,024,000 and increased the number of authorized shares of common stock to 15,000,000.

         In May 1998, the Company adopted the 1998 Equity Incentive Plan (the "Incentive Plan"). Pursuant to the Incentive Plan, the Company is authorized to grant options to purchase up to 2,700,000 shares of common stock to employees, directors and consultants under terms substantially consistent with the Company's 1996 Employee Stock Option Plan.

4.       SUBSEQUENT EVENT

         On August 12, 1998, pursuant to an Agreement and Plan of Merger dated as of August 3, 1998, by and among Amazon.com, Inc., a Delaware corporation ("Amazon.com"), the Company, a Delaware corporation, and AJ Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Amazon.com ("Junglee Merger Sub"), Amazon.com acquired all of the outstanding capital stock of the Company and Junglee Merger Sub merged with and into the Company, with the Company as the surviving corporation.

         Amazon.com will issue approximately 1,600,000 shares of Amazon.com common stock, par value $.01 per share, and assume all outstanding options in connection with the acquisition of the Company.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMAZON.COM, INC.
                                        (Registrant)


Dated:  August 27, 1998                 By: /s/ JOY D. COVEY
                                           -----------------------------------
                                           Joy D. Covey
                                           Chief Financial Officer, Vice
                                           President of Finance and
                                           Administration and Secretary

                                  EXHIBIT INDEX

Exhibit Number           Description
--------------           -----------
          2.1            Agreement and Plan of Merger dated as of August 3 1998, by and among
                         Amazon.com, Inc., AJ Acquisition, Inc. and Junglee Corp. (incorporated by reference from Amazon.com, Inc.'s Current Report on Form 8-K dated
                         August 3, 1998).

         23.1            Independent Auditors' Consent

         99.1            Form of Investor Rights Agreement by and between Amazon.com, Inc.
                         and certain stockholders of Junglee Corp. named therein
                         (incorporated by reference from Amazon.com, Inc.'s Current Report on
                         Form 8-K dated August 3, 1998).